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                                                                  EXHIBIT 10.3.3

                             THORNBURG MORTGAGE INC.
                      1992 STOCK OPTION AND INCENTIVE PLAN
                       AMENDMENT DATED AS OF JULY 17, 2001

     Pursuant to Section 12 of the 1992 Stock Option and Incentive Plan, amended and restated as of March 14, 1997, as previously amended as of December 19, 1997 and April 15, 1999 (the "Plan"), the Board of Directors of Thornburg Mortgage, Inc. (the "Company") hereby revises and amends the terms of the Plan as follows:

     1. The title of the Plan is hereby amended and restated in its entirety to read as follows:

          THORNBURG MORTGAGE INC. 1992 STOCK OPTION AND INCENTIVE PLAN

     2. Section 2(m) of the Plan is amended and restated in its entirety to read as follows:

          (m). "Grant" shall mean the issuance of an Incentive Stock Option, Non-Statutory Stock Option, DER, SAR, PSR, Restricted Stock, or any combination thereof to an Eligible Person.

     3. Section 2 of the Plan is amended by adding as Section 2(ee) and (ff) thereof, the following:

               (ee) "Restricted Stock" shall mean an award of Shares to an Eligible Person subject to restrictions on vesting of ownership based upon the completion of the Restricted Period or achievement of specified performance objectives.

               (ff) "Restricted Period" shall have the meaning ascribed to such term in Section 7 (l) (iii).

     4. Section 7 of the Plan is amended by adding as Section 7(l) thereof, the following:

          (l)  Restricted Stock.

               (i) General. Restricted Stock may be granted either alone or in addition to other Grants under the Plan. The Committee shall determine the Eligible Persons to whom, and the time or times at which, Grants of Restricted Stock shall be made. The terms and conditions of a Restricted Stock Grant shall be determined by the Committee as specified in the Agreement, including but not limited to: the number of Shares to be Granted; the price, if any, to be paid by the recipient of Restricted Stock Grants; the Restricted Period as defined in
Section 7(l)(iii); any performance objectives as may be specified in the Agreement; the date or dates on which restrictions applicable to such Restricted Stock Grants shall lapse during such Restricted Period; whether the recipient Eligible Person shall have the right to vote with respect to the Restricted Stock; whether the recipient Eligible Person shall receive distributions applicable to the Restricted Stock; and all other conditions of the Restricted Stock awards. The Committee may also condition the Grant of Restricted Stock upon such other criteria as the Committee may determine in its sole discretion. The provisions of Restricted Stock Grants need not be the same with respect to each recipient.

               (ii) Rights in Restricted Stock. The prospective recipient of a Restricted Stock Grant shall not have any rights with respect to such Grant, unless and until such recipient has executed an Agreement evidencing the award and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Committee may specify) after the Grant date. Except as may be provided in the applicable Agreement, no dividend shall be paid to such recipient Eligible Person and such Restricted Stock shall have no right to vote until the end of the Restricted Period.

               (iii) Restrictions and Conditions. The Grants of Restricted Stock granted pursuant to this Section 7(l) shall be subject to the following restrictions and conditions:

                         (A) Subject to the provisions of the Plan and the
Agreement, during such period as may be set by the Committee commencing on the Grant date (the "Restricted Period"), the Eligible Person shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock granted to the Eligible Person; provided,


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however, that the Committee may determine, in its sole discretion, to provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Committee may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Eligible Person's termination, death or Disability or the occurrence of a "Change of Control" as defined in Section 10.

                         (B) Subject to the provisions of the Agreement and this
Section 7(l), upon termination of employment of any reason during the Restricted Period, all shares subject to any restriction as of the date of such termination shall be forfeited by the Eligible Person, and the Eligible Person shall only receive the amount, if any, paid by the Eligible Person for Restricted Stock.

                         (C) Any Grant of Restricted Stock may be evidenced in
such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate. If a stock certificate is issued to evidence the shares of Restricted Stock, such certificate shall bear an appropriate legend disclosing the restrictions on transfer hereunder and under the Agreement during the Restricted Period. The Committee may require that the certificates evidencing Restricted Stock must be placed in escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.

     The Company has caused this amendment of the Plan to be executed in the name and on behalf of the Company by an officer of the Company thereunto duly authorized as of July 17, 2001.

                                               THORNBURG MORTGAGE INC.,
                                               a Maryland corporation


                                               By /s/ Garrett Thornburg
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                                                      Garrett Thornburg,
                                                      Chairman